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                                                                EXHIBIT 10.2 (c)

                            MUTUAL SERVICES AGREEMENT

      THIS MUTUAL SERVICES AGREEMENT (this "Agreement") is made as of the _____ day of ____________________, 1999 by and between Charter Communications, Inc., a Delaware corporation ("CCI"), and Charter Investment, Inc., a Delaware corporation ("CII").

                                    RECITALS

      A. CII has or will assign to CCI certain agreements relating to the operation of cable television systems owned by CCI and its subsidiaries (the "Cable Systems").

      B. CCI has or will enter into Management Agreements pursuant to which it will manage the Cable Systems.

      C. CCI has or will become the sole manager of Charter Communications Holding Company, LLC ("Charter Holdco").

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Officers. The officers of CII will also serve as officers of CCI. As of the Effective Date (as defined below), certain officers of CII to be designated will no longer be employees of CII and will become employees of CCI. Each party hereto agrees that the officers and employees of each shall be available to the other party to provide the services set forth in paragraph 2 hereof.

      2. Services. Each of CCI and CII agree to provide such services to the other as may be reasonably requested in order to manage Charter Holdco and to manage and operate the Cable Systems, including but not limited to:

         (a) assistance by management and employees of either party to the other party;

         (b) use by CCI of such office space, administrative and support facilities and other services as CCI may reasonably request; and

         (c) review, consultation and advice by either party to the other party with respect to the management and operations of the Cable Systems.

      3. Term. The term of this Agreement shall be ten years, commencing on the Effective Date (as defined below). This Agreement may be terminated at any time by either party upon thirty days' written notice to the other. No such termination shall affect the rights and obligations of the parties under Sections 5 and 6 hereof that arise or are incurred prior to such termination.

      4. Effective Date. This Agreement shall become effective only upon the closing (the





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"Effective Date") of the initial public offering of CCI as contemplated by its
Registration Statement on Form S-1 filed with the Securities and Exchange Commission. If such closing does not occur for any reason, or has not occurred by January 1, 2000, this Agreement shall be of no force or effect and neither CCI nor CII shall have any rights, obligations or liabilities under or arising out of this Agreement.

      5. Payments. CCI shall reimburse CII, the directors of CII, and officers of CII for the actual and reasonable costs, fees, and expenses paid or incurred for goods, materials, services, and activities acquired or used by or for the benefit of CCI or Charter Holdco, or performed or undertaken for the benefit of CCI or Charter Holdco. Without limiting the generality of the foregoing, CCI shall reimburse CII for all costs, fees, and expenses paid or incurred by CII in connection with initial public offering of CCI, and its compliance with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any other applicable federal and state securities laws.

      6. Indemnity. CCI shall bear any and all expenses, liabilities, losses or damages resulting from the operation of the Cable Systems, and CII, its shareholders, officers, directors and employees shall not, under any circumstances, be held liable therefor, except that CII shall be liable for any loss or damage which results from its own gross negligence or willful misconduct. Neither CII nor any of its shareholders, officers, directors and employees shall be held to have incurred any liability to CCI, the Cable Systems or any third party by virtue of any action not constituting gross negligence or willful misconduct taken in good faith by it in discharge of its duties hereunder, and CCI agrees to indemnify CII and its shareholders, directors, officers and employees harmless with respect to the foregoing, including, but not limited to, reasonably attorneys' fees.

      7. Notices. All notices, demands, requests or other communications required or that may be given under this Agreement shall be in writing and shall be given to the other party by personal delivery, overnight air courier (with receipt signature) or facsimile transmissions (with confirmation of transmission) sent :

                           If to CII:
                           Charter Investment, Inc.
                           12444 Powerscourt Drive, Suite 400
                           St. Louis, Missouri  63131
                           Attention:  Jerald L. Kent
                           Fax:  314-965-8793

                           If to CCI:
                           Charter Communications, Inc.
                           12444 Powerscourt Drive, Suite 400
                           St. Louis, Missouri  63131
                           Attention:  Jerald L. Kent
                           Fax:  314-965-8793



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      8. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the choice of law principals thereof.

      9. Further Assurances. Each of the parties to this Agreement agrees to execute and deliver such other documents and to take such other action as may be necessary or convenient to consummate the purposes and subject matter of this Agreement.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written and effective as of the Effective Date.

                                    CHARTER INVESTMENT, INC.,
                                    a Delaware corporation

                                    By:

                                        Name:
                                        Title:

                                    CHARTER COMMUNICATIONS, INC.,
                                    a Delaware corporation

                                    By:

                                        Name:
                                        Title:






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